Exhibit 99.1

 Pernix Group, Inc. Announces Second Quarter 2016 Financial Results

LOMBARD, IL — August 9, 2016 — Pernix Group, Inc. (OTCQB: PRXG) today announced its financial results for the quarter ended June 30, 2016.

Financial Review

The Company is very excited about its transformation and diversification in conjunction with our recent acquisitions. These acquisitions have diversified our customer base, strengthened our DOS and commercial businesses including our work in the Pacific Rim region, and continue to position us for growth.

We have successfully completed projects for The Boeing Company, Gulfstream Aerospace, FUJIFILM Diosynth Biotechnologies USA, SYNNEX Corporation and Ferguson Enterprises during the six months ended June 30, 2016. BE&K BG was awarded two projects in the second quarter of 2016 by the Texas A&M University System, one of the largest higher education systems in the nation to construct a $29.2 million Multi-Purpose Academic Facility in McAllen, Texas; and a $41.2 million Nursing and Health Sciences Building to be constructed in Commerce, Texas.

We are actively pursuing additional DOS projects, as well as large commercial and advanced manufacturing opportunities in North America along with other large projects in Guam with potential award expectations in the second half of 2016.

Management continues to focus on bidding and winning new contracts on a stand-alone basis as well as with our strategic partners, pursuing both existing as well as new customers. In addition, management continues to integrate its acquisitions to capture synergies amongst its operations. The Company maintains the benefit of having $85.5 million of net operating and capital loss carryforwards that may be used to offset future U.S. federal and state taxable earnings. These benefits are potentially advantageous to our existing business and could be enhanced by our plan to grow through acquisitions that are accretive to earnings.

During the three months ended June 30, 2016 and 2015, the Company generated revenues of $71.8 million and $11.1 million, respectively. Construction revenue increased $60.2 million, primarily attributable to our recent acquisitions, while power services revenue increased $0.2 million. New awards and related change orders with contract value in excess of $280.2 million were granted to the Company during the six months ended June 30, 2016 and our backlog is $627.2 million as of June 30, 2016.

“We continue to track to our plans,” said Nidal Zayed, Pernix’s CEO & President, “in the last quarter we’ve mobilized teams to our major projects in Mozambique and Germany, we have significantly increased our backlog in the U.S. market and abroad, and our corporate structure and risk mitigation strategy allows us to continue to aggressively bid new work while not over extending. We’ve streamlined and improved processes and our teams are becoming more aligned each day for maximum efficiency. We continue to grow strategic partnerships and enhance our supply chain relationships for maximum results and project execution."

Q2 Financial Highlights — All figures are in U.S. dollars; comparisons are made between 2016 and 2015 unless otherwise specified.

▪Total Revenue: $71.8 million, an increase of $60.7 million

▪Construction Revenue: $70.2 million

▪Power Generation revenue: $1.6 million

▪Acquisition revenue and gross profit were $60.2 million and $2.8 million, respectively

▪Gross Profit: $3.8 million

▪Cash and Cash Equivalents: $12.1 million

▪Long-term debt and line of credit financing agreements were $19.3 million as of June 30, 2016

▪Backlog as of June 30, 2016 is $627.2 million

The Company filed its Form 10-Q with the Securities and Exchange Commission on August 9, 2016, which incorporates its unaudited consolidated financial statements and notes thereto for the three and six months ended June 30, 2016.

About Pernix Group, Inc.

Pernix Group, Inc. is a construction company recognized by Engineering News-Record for being one of the Top 50 American Contractors Working Abroad for the last four years in a row. Headquartered in Lombard, Illinois, Pernix has operations in the United States, Guam, Fiji, Vanuatu, South Korea, Germany and Africa. Pernix has full-scale construction and management capabilities in three primary markets: Federal Government, Commercial & Industrial, and Power.

Forward-Looking Statement

Certain of the statements made in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and other factors that could cause or contribute to actual results differing materially from such forward-looking statements are discussed in greater detail in the Company’s filings with the U.S. Securities and Exchange Commission.

Marco A. Martinez

Senior Vice President and Chief Financial Officer

PHONE: +1 (630) 620-4787

FAX: +1 (630) 620-4753